UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 22, 2008

          Seawright Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 340-1629

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2008 the Registrant executed a Contract of Purchase and Sale (the “Contract”) with Kyle Family Investments, LLC (the “Purchaser”).

In accordance with the Contract, the Registrant has agreed to sell to the Purchaser certain property owned by the Registrant consisting of 16.77 acres of land located on the southeast corner of the intersection of Woodrow Wilson Parkway (Route 275) and Baker Lane in Augusta County, Virginia (the “Property”) for a purchase price of $2,500,000.  Within two business days after executing the Contract, the Purchaser shall deposit $100,000 in an escrow account (the “Deposit”).

The obligations of the Purchaser under the Contract are contingent upon a 60 day study period during which the Purchaser may undertake certain tests to determine the feasibility and desirability of developing the Property.   On or prior to the completion of the study period, the Purchaser may decide, at its sole and absolute discretion, whether to proceed to closing or to terminate the Contract.  Upon the Purchaser’s determination to proceed with contract, the Deposit will be credited against the purchase price.  However, if the Purchaser terminates the Contract, the Deposit will be returned to the Purchaser.  Therefore, no assurances have been given as to whether the sale of the Property under the Contract will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, INC.

By:	/s/ Joel P. Sens
Name: Joel P. Sens
Title: Chief Executive Officer

Dated:  February 26, 2008

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